                                                                    EXHIBIT 10.5


                                PROMISSORY NOTE


15,000,000.00                                                   December 8, 1997

         FOR VALUE RECEIVED, on or before December 8, 1999 ("Maturity Date"), the undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank") at its offices in Houston, Harris County, Texas, at 910 Travis, Houston, Texas 77002, the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to, at Borrower's option, either (A): the sum of (i) the one month London Interbank Offered Rate as announced on page 5 of the Telerate Screen, or such other nationally recognized rate quoting service selected by Bank ("LIBOR") plus (ii) an additional percentage which shall be determined based on the Borrower's Debt Service Coverage Ratio (as defined in the Loan Agreement) for the preceding fiscal quarter of Borrower, in accordance with Schedule I attached hereto and incorporated by reference herein for all purposes (the "LIBOR Rate"), or (B): the sum of (i) the Bank One Base Rate of Interest ("Base Rate") as established from time to time by Bank (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customer) plus (ii) an additional percentage which shall be determined based on the Borrower's Debt Service Coverage Ratio (as defined in the Loan Aer, in accordance with Schedule I (the "Bank One Rate").

         Borrower shall notify Bank in writing of its choice of either the LIBOR Rate or the Bank One Rate for the next fiscal quarter of Borrower within three Business Days of the end of the preceding fiscal quarter; if Borrower fails to so notify Bank, then the interest rate that applied for the previous fiscal quarter shall continue to apply. Each change in the LIBOR Rate or the Bank One Rate, as applicable, shall become effective without notice to Borrower on the effective date of each change in the Maximum Rate, LIBOR, or the Base Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to





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the Maximum Rate, then any subsequent reduction in LIBOR or the Base Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

         In addition to the interest due hereunder, Borrower shall pay to Bank, on the first day of each fiscal quarter of Borrower, a fee equal to 0.25% of the average daily difference between the Total Principal Amount and the amount outstanding hereunder calculated for the quarter preceding the date of such fee payment.

         The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a) interest shall be due and payable monthly as it accrues, commencing on the 1st day of January, 1998 and continuing on the 1st day of each successive month thereafter during the term of this Note; and

         (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         To the extent that any interest is not paid on or before the fifth day after it becomes due and payable, Bank may, at its option, add such accrued interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon an Event of Default (as hereinafter defined) or at maturity whether by acceleration or otherwise, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

         This Note evidences obligations and indebtedness from time to time owing by Borrower to Bank pursuant to that certain Loan Agreement of even date herewith by and between Borrower and Bank ("Loan Agreement").

This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         Under the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Committed Sum (as defined in the Loan Agreement). The unpaid balance of this Note shall increase and decrease with each





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new advance or payment hereunder, as the case may be.  This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and reborrow hereunder. All regularly scheduled payments of the indebtedness evidenced by this Note and by any of the other Loan Documents shall be applied first to any accrued but unpaid interest then due and payable hereunder or thereunder and then to the principal amount then due and payable. All non-regularly scheduled payments shall be applied to such indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes.

         Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

                 (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Bank when due; or

                 (b) the occurrence of any event of default specified in any of the other Loan Documents; or

                 (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;





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the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all





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excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower forrance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of V.T.C.A., Finance Code, Chapter 303, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall V.T.C.A., Finance Code, Chapter 346 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that V.T.C.A., Finance Code, Chapter 303, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.





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         Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.


                                                   BORROWER:


                                                   MITCHAM INDUSTRIES, INC.
                                                   a Texas corporation


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------





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                                   Schedule I




<Capiton>
=====================================================================================================
      IF DEBT SERVICE COVERAGE RATIO IS LESS THAN:                LIBOR                     BASE RATE
                                                                   PLUS                        PLUS
-----------------------------------------------------------------------------------------------------
                          2.25x                                   1.75%                      -0.25%
-----------------------------------------------------------------------------------------------------
                          2.00x                                   2.00%                      -0.25%
-----------------------------------------------------------------------------------------------------
                          1.75x                                   2.25%                       0.00%
-----------------------------------------------------------------------------------------------------
                          1.50x                                   2.50%                       0.25%
-----------------------------------------------------------------------------------------------------
                          1.25x                                   2.75%                       0.25%
=====================================================================================================





PROMISSORY NOTE - PAGE 7